                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                 BENCHMARK ELECTRONICS, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          BENCHMARK ELECTRONICS, INC.

                             3000 TECHNOLOGY DRIVE
                             ANGLETON, TEXAS 77515

                 NOTICE OF 2002 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 14, 2002

Shareholders of Benchmark Electronics, Inc.:

    The 2002 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas, on Tuesday, May 14, 2002, beginning at 10:00 a.m. (local time), for the following purposes:

           1. to elect six directors to serve on the Board of Directors until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified;

           2. to approve the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors;

           3. to approve a proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock, par value $.10 per share, of the Company from 30 million shares to 130 million shares;

           4. to ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2002; and

           5. to transact such other business as may properly come before the meeting or any adjournment thereof.

    Shareholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

    You are cordially invited to attend the meeting. Regardless of whether you plan to attend the meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                          By order of the Board of Directors,

                                          [/S/ LENORA A. GURTON]

                                          Lenora A. Gurton
                                          Secretary

Angleton, Texas
April 15, 2002

                            YOUR VOTE IS IMPORTANT.

    TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

                          BENCHMARK ELECTRONICS, INC.
                             3000 TECHNOLOGY DRIVE
                             ANGLETON, TEXAS 77515
                                 (979) 849-6550

                                   APRIL 15, 2002

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                      2002 ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, MAY 14, 2002

                            ------------------------

                                  INTRODUCTION

    This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Benchmark Electronics, Inc. ("Company") for use at the 2002 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 14, 2002, beginning at 10:00 a.m. (local time), and any adjournment thereof ("Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice. It is anticipated that this Proxy Statement, the Notice and the enclosed form of proxy will be sent to shareholders on or about April 16, 2002.

PROXIES

    Proxies in the enclosed form that are properly executed and received by the Company before or at the Meeting and which are not revoked will be voted in accordance with the directions set forth therein. If no direction is made, a proxy that is properly signed and received by the Company and which is not revoked will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified, FOR the proposal to approve the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors, FOR the proposal to approve the amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to 130 million, and FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2002. If any other matter, not known or determined at the time of the solicitation of proxies, properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies. The proxy also confers on the persons named therein discretionary authority to vote with respect to any matters presented at the Annual Meeting for which advance notice was not received by the Company prior to March 2, 2002. Proxies may be revoked by written notice received by the Secretary of the Company at any time before they are voted by delivering to the Secretary of the Company a signed notice of revocation, or a later dated signed proxy, or by attending the Meeting and voting in person by ballot.

VOTING SECURITIES

    Shareholders of record at the close of business on April 2, 2002 are entitled to notice of and to vote at the Meeting. As of April 2, 2002, there were 19,784,412 shares of common stock, $0.10 par value per share ("Common Stock"), issued, outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters that may properly come before the Meeting.

QUORUM AND OTHER MATTERS

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. Shares of Common Stock represented by a properly completed, signed and returned proxy will be counted as present at the

Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Shares of Common Stock held by nominees which are voted on at least one matter coming before the Meeting will also be counted as present for purposes of determining a quorum, even if the beneficial owner's discretion has been withheld (a "non-vote") for voting on some or all other matters.

    The affirmative vote of a majority of the outstanding shares of Common Stock is required to authorize the proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock. All other matters specified in the notice of the Meeting require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. An abstention, a broker non-vote or a withholding of authority to vote with respect to the election of directors, the approval of the 2002 Plan or the ratification of the appointment of the Company's independent auditors will have the effect of a vote against the proposal.

    An Inspector of Election appointed by the Company will tabulate votes at the Meeting.

    The Board of Directors is not aware of any matters that are expected to come before the Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

    The following table sets forth certain information with respect to each nominee for election as a director of the Company. The information as to age, principal occupation, shares of Common Stock beneficially owned, and directorships has been furnished by each such nominee. Unless otherwise noted, each nominee possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

                                                                                              PERCENTAGE OF
                                                                                SHARES OF      OUTSTANDING
                                                                               COMMON STOCK     SHARES OF
                                                                               BENEFICIALLY      COMMON
NAME                      AGE                 PRINCIPAL OCCUPATION                OWNED           STOCK
----                    --------   ------------------------------------------  ------------   -------------
Donald E. Nigbor.....      54      Chairman of the Board and Chief Executive
                                     Officer of the Company                      527,782(1)        2.7%
Cary T. Fu...........      53      President and Chief Operating Officer of
                                   the Company                                   546,010(2)        2.8%
Steven A. Barton.....      53      Executive Vice President of the Company        46,370(3)           (4)
David H. Arnold......      64      Retired--Former President of EMD
                                     Associates, Inc.                            379,059(5)        1.9%
John C. Custer.......      71      Retired--Former Chairman of the Board of
                                     Mason & Hanger-Silas Mason Co., Inc.         57,450(6)           (4)
Peter G. Dorflinger..      50      President of GlasTech, Inc.                    69,000(7)           (4)

------------------------

(1) Includes (i) 1,950 shares of Common Stock held by Mr. Nigbor's children as to which shares of Common Stock Mr. Nigbor expressly disclaims beneficial ownership, and (ii) 344,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(2) Includes (i) 3,465 shares of Common Stock held by Mr. Fu's daughter as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, (ii) 2,970 shares of Common Stock held by Mr. Fu's daughters, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, and (ii) 344,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(3) Includes 23,600 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(4) Less than 1%.

(5) Includes 11,288 shares of Common Stock held of record by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in the Company's 401(k) Employee Savings Plan and 30,000 shares that may be acquired upon the exercise of options that are currently exercisable.

(6) Includes 2,400 shares owned by Mr. Custer's wife and 39,850 shares that may be acquired upon the exercise of options that are currently exercisable.

(7) Includes 50,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

    Mr. Nigbor has been a director of the Company since 1990 and Chief Executive Officer of the Company since May 2001, President from 1986 to May 2001 and was its General Manager from 1984 to 1990. Before joining the Company, he was employed by Intermedics, Inc. ("Intermedics"), a medical implant manufacturer, serving as a Manufacturing Analyst for its Pacemaker Division from 1980 to 1984. Mr. Nigbor holds B.S. and M.S. degrees in engineering from Rensselaer Polytechnic Institute and received an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

    Mr. Fu has been a director of the Company since 1990 and President and Chief Operating Officer of the Company since May 2001. He served as Executive Vice President of the Company from 1990 to May 2001. He served as Executive Vice President--Financial Administration of the Company from 1990 to April 1992. He also has served the Company as Treasurer from 1986 to January 1996, Secretary from 1990 to January 1996, a director and Secretary from 1986 to 1988 and Assistant Secretary from 1988 to 1990. From 1983 to 1986, Mr. Fu was employed by Intermedics as Controller of the Company and another subsidiary. Mr. Fu holds an M.S. degree in accounting from the University of Houston and is a certified public accountant.

    Mr. Barton has been a director and Executive Vice President of the Company since 1990. He served as Executive Vice President--Marketing and Sales of the Company from 1990 to April 1992. Since June 1, 1993 he has worked part-time for the Company. He also has served the Company as Executive Vice President from 1988 to 1990, a director and Vice President from 1986 to 1988, and President from 1979 to 1983. From 1977 to 1986, Mr. Barton was employed by Intermedics in various management positions. Mr. Barton holds B.S. and M.S. degrees in electrical engineering from the University of South Florida and received an M.B.A. from the Harvard Business School.

    Mr. Arnold became a director of the Company in 1996 pursuant to the terms of the agreement relating to the Company's acquisition of EMD Technologies, Inc. ("EMD") in July 1996. Mr. Arnold has been a member of the Audit Committee since 1997 and a member of the Compensation Committee since 2000. Mr. Arnold was a co-founder of EMD, alternated as President with EMD's other co-founder, and served as an officer of EMD from 1974 until its acquisition by the Company.
Mr. Arnold was a co-founder, President and Chairman of the Board of DCM
Tech, Inc., a privately held manufacturer of machine tools, until he retired on December 30, 1999. Mr. Arnold earned a B.S. degree in mechanical engineering from Iowa State University and an M.S. degree in mechanical engineering from the University of Michigan. He also serves as a director of Winona National Bank in Winona, Minnesota.

    Mr. Custer has been a director of the Company since 1988, a member of the Compensation Committee of the Board of Directors since 1990 and a member of the Audit Committee of the Board of Directors since 2000. He served as Chairman of the Board of Directors of the Company from 1991 to May 2001. Mr. Custer was employed by Mason & Hanger-Silas Mason Co., Inc. ("Mason & Hanger"), a technical services contracting and engineering firm, from 1951 until his retirement in February 1996. Mr. Custer became a member of the board of directors of Mason & Hanger in 1983, serving as Chairman of the Board of Mason & Hanger from 1994 until his retirement, and served in various other management and operations positions prior to 1994.

    Mr. Dorflinger has been a director of the Company and a member of the Audit Committee and Compensation Committee of the Board of Directors since 1990. He is currently President of GlasTech, Inc., a dental products manufacturer, a position he has held since November 1998. From January 1998 through October 1998, he served as President and Chief Operating Officer of Physicians Resource Group, Inc., a physicians practice management company. From January 1997 through January 1998, he served as Vice President and General Counsel of Advanced Medical Instruments, Inc., a manufacturer of medical monitoring equipment. From March 1987 through October 1996, he served as Vice President, General Counsel and Secretary of Intermedics. From June 1990 through October 1996, he served as Group Vice President and General Counsel of SULZERmedica, a division of Sulzer Limited of Switzerland, composed of eight operating medical device companies in Europe and the United States. Mr. Dorflinger received a J.D. degree from the University of Houston and also is a director of several privately held companies.

    The officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

ELECTION PROCEDURES; TERM

    The directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Meeting. Unless the authority to vote for the election of directors is withheld as to any or all of the nominees, all shares of Common Stock represented by proxy will be voted for the election of the nominees. If the authority to vote for the election of directors is withheld as to any but not all of the nominees, all shares of

Common Stock represented by any such proxy will be voted for the election of the nominees as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors, however, has no reason to believe that any nominee will be unavailable to serve as a director.

    Any vacancy on the Board of Directors occurring after the election may be filled (1) by election at any annual or special meeting of the shareholders called for that purpose, or (2) by a majority of the remaining directors though less than a quorum of the Board of Directors, provided that the remaining directors may not fill more than two such director vacancies during the period between any two successive annual meetings of shareholders. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

    All directors will be elected to serve until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

OPERATION OF BOARD OF DIRECTORS

    The directors are elected annually by the shareholders and hold office until their successors are elected and qualified. The Amended and Restated Bylaws of the Company provide for a Board of Directors consisting of not less than five, nor more than nine, members, as set from time to time by resolution of the Board of Directors. The Board of Directors presently consists of six members.

    The Board of Directors held six meetings during 2001. Each of the directors attended at least 75% of such meetings during the period which he was a director.

    The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or any committee performing a similar function.

    The Audit Committee consisting of Messrs. Arnold, Custer and Dorflinger met nine times during 2001 and each member attended all of the meetings during the period which he was a member of such committee. The functions of the Audit Committee are to recommend to the Board of Directors the retention or discharge of the Company's independent auditors; review and approve the engagement of the independent auditors to conduct an audit of the Company and related matters, including the scope, extent and procedures of the audit and the fees to be paid therefor; review, in consultation with the independent auditors, the audit results and their proposed opinion letter or audit report and any related management letter; review and approve the audited financial statements of the Company; consult with the independent auditors and management of the Company, together or separately, on the adequacy of internal accounting controls and review the results thereof; review the independence of the independent auditors; review and approve the engagement of the independent auditors for non-audit services; direct and supervise investigations into matters within the scope of the Audit Committee's duties; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties. Additional information regarding the functions performed by the committee is set forth below in the "Audit Committee Report to Shareholders."

    The Compensation Committee consisting of Messrs. Arnold, Custer and Dorflinger met six times during 2001 and each member attended all of the meetings during the period which he was a member of such committee. The functions of the Compensation Committee are to recommend to the Board of Directors the compensation of the Chief Executive Officer of the Company; determine the compensation of the other executive officers of the Company; administer the Company's employee benefit plans ("plans"), including, without limitation, determining the terms and conditions of the benefits and the recipients thereof in accordance with the plans, such as the terms of stock option grants; review the plans and advise the Board of Directors regarding the results thereof; and perform such other functions as may be necessary or appropriate in the efficient discharge of its duties.

AUDIT COMMITTEE REPORT

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

    The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee currently is composed of three directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter previously approved by the Board of Directors.

    Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61, COMMUNICATION WITH AUDIT COMMITTEE. The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES, and the Audit Committee discussed with the independent accountants that firm's independence.

    Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission on March 19, 2002.

Audit Fees

    The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended December 31, 2001, and the reviews of the condensed financial statements included in our quarterly reports on Forms 10-Q for the year ended December 31, 2001, were $272,545.

Financial Information Systems Design and Implementation Fees

    There were no fees paid to KPMG LLP in 2001 for professional services with respect to financial information systems design and implementation.

All Other Fees

    The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by KPMG LLP during the year ended December 31, 2001 were $594,194. These other services consisted of Statutory Audits ($141,865), Audits of Employee Benefit Plans ($11,000) and Tax Services ($441,329).

    The Audit Committee of the Company's Board of Directors has considered whether the services provided by KPMG LLP as they related to other non-audit services are compatible with maintaining the auditor's independence.

                                          SUBMITTED BY THE AUDIT COMMITTEE OF
                                          THE COMPANY'S BOARD OF DIRECTORS

                          David H. Arnold, Chairman    John C. Custer   Peter G.
                                                                      Dorflinger

                                   PROPOSAL 2

                  APPROVAL OF THE BENCHMARK ELECTRONICS, INC.
               2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The Company's shareholders are being asked to approve the adoption of the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors (the "2002 Plan") at the Meeting.

    On April 4, 2002 the Board of Directors adopted, subject to shareholder approval, the 2002 Plan. A copy of the 2002 Plan is attached to this Proxy Statement as Appendix A, to which reference is made for a full statement of its terms. Stockholders are encouraged to read the 2002 Plan in its entirety. The following sections describe the background of the Board's decision to adopt the 2002 Plan and its material terms.

EXISTING PLAN FOR NON-EMPLOYEE DIRECTORS

    In December 1994, the Board of Directors and shareholders of the Company adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") for the benefit of members of the Board of Directors of the Company or its affiliates who are not employees of the Company or its affiliates. Under the 1994 Plan, each non-employee director received a grant of an option to purchase 6,000 shares of the Company's common stock upon the date of his election or re-election to the Board of Directors. Additionally, any non-employee director who was a director on the date the Board of Directors adopted the 1994 Plan received (a) an option to purchase 6,000 shares of common stock for the fiscal year in which the 1994 Plan was adopted by the Board of Directors and (b) an option to purchase shares of common stock in amount equal to (i) 6,000, multiplied by (ii) the number of consecutive fiscal years (immediately preceding the fiscal year during which the 1994 Plan was adopted) that the individual served as a director of the Company, provided that the number under clause (ii) shall not exceed three (3). During 2001, 2000 and 1999, pursuant to the 1994 Plan, 18,000, 24,000 and 12,000 options, respectively, were granted to Directors to purchase shares of common stock at an exercise price of $24.98, $36.88 and $32.13 per share, respectively. The Company currently has outstanding options with respect to 155,850 shares of Common Stock under the 1994 Plan and only 10,600 shares are currently available for grant under the 1994 Plan. For more information regarding the 1994 Plan, see "Compensation of Non-Employee Directors."

REASONS FOR ADOPTING THE 2002 PLAN

    The Board of Directors believes that stock options help to align the interests of the Company's non-employee directors with the interests of the Company's shareholders, and that adopting a new stock option plan for the Company's non-employee directors that continues the practice and compensation philosophy contained in the 1994 Plan would assist in the retention and attraction of qualified non-employee directors. Only 10,600 shares remain available for grant under the 1994 Plan, which is insufficient to provide for grants to the Company's non-employee directors at the 2002 Annual Meeting and beyond, consistent with the Company's normal compensation practices and common practice in the industry. For these reasons, the Board of Directors has adopted the 2002 Plan. If the 2002 Plan is approved by the shareholders, the Company will have an aggregate of 300,000 shares currently available under the 2002 Plan, which together with the shares currently outstanding and available for issuance under the 1994 Plan and the Company's other plans would represent 35% of the Company's outstanding common stock, assuming conversion of the Company's currently outstanding 6% Convertible Subordinated Debentures due 2006. It is not expected, however, that options with respect to all available shares will be granted immediately.

    The 2002 Plan is intended to encourage ownership of common stock of the Company by eligible non-employee directors of the Company and to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and its affiliates. In addition, the Company expects that this Plan will further strengthen the identification of directors with the shareholders. The Plan is intended to be a continuation of the 1994 Plan. The 2002 Plan will provide for the granting of a stock option to purchase 7,000 shares of Common Stock upon the occurrence of the non-employee director's election or re-election to the Board. The maximum number of shares of Common Stock that may be subject to outstanding awards determined immediately after the grant of any award, and the maximum number of shares which may be issued under the 2002 Plan pursuant to all awards, may not exceed 300,000 shares. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

    No grants may be made under the 2002 Plan until after it has been approved by the Company's shareholders.

    The following summary of the material provisions of the proposed 2002 Plan does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the 2002 Plan, which is attached as Appendix A. Shareholders are encouraged to read the 2002 Plan in its entirety.

ADMINISTRATION

    The 2002 Plan will be administered by the Board of Directors of the Company. The 2002 Plan requires that the Board of Directors shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum, and all determinations of the Board of Directors shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully effective as if it had been made by a majority vote of its members at a meeting duly called and held. All expenses and liabilities incurred by the Board of Directors in the administration of the 2002 Plan shall be borne by the Company. The Board of Directors may employ attorneys, consultants, accountants or other persons to assist the Board of Directors in the carrying out of its duties hereunder.

SHARES AVAILABLE

    The aggregate number of shares of Common Stock that may be optioned under the 2002 Plan is 300,000 shares. The number of shares is subject to adjustment upon the occurrence of certain events, such as stock splits and stock dividends, as provided in the 1994 Plan. Shares of Common Stock which are attributable to awards under the 2002 Plan which expire, terminate or are canceled or forfeited will become available for issuance or use in connection with future awards.

PARTICIPATION AND ELIGIBILITY

    Under the 2002 Plan, awards may be made only to persons who are non-employee directors on the date of the award. There are currently three non-employee directors of the Company who will be eligible to participate in the 2002 Plan.

TERMS AND CONDITIONS OF AWARDS

    The 2002 Plan becomes effective as of the date of its approval by the shareholders of the Company. No awards may be granted under the 2002 Plan after the expiration of ten years from the date of its approval by the shareholders. The 2002 Plan remains in effect as to awards made prior to the expiration of ten years until such awards have been satisfied or have expired.

    The 2002 Plan provides for the granting of nonqualified stock option awards. All awards under the 2002 Plan are fully vested upon the date of grant.

    A stock option grants the holder the right to purchase Common Stock in the future at a price fixed at the time the option is granted. The term of any option granted under the 2002 Plan shall be determined by the Board of Directors; provided, however, that the term of any nonqualified stock option cannot exceed ten years from the date of the grant. The exercise price per share of Common Stock in options granted under the 2002 Plan will be the fair market value of a share of Common Stock on the date such option is granted. The exercise price of options granted under the 2002 Plan will be paid in full in a manner prescribed by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

    Under the Internal Revenue Code, a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize ordinary income upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. The Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant, provided that the Company withholds federal income tax with respect to the amount of such compensation. Upon the subsequent sale of the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss, assuming the shares represent a capital asset in the hands of the participant, although there will be no tax consequences for the Company.

TERMINATION; AMENDMENT

    The Board of Directors may terminate or amend the 2002 Plan at any time, but no such termination or amendment may impair the rights of a holder of an award under the 2002 Plan without the consent of the holder. Without stockholder approval, however, the Board of Directors may not amend the 2002 Plan to (a) to increase the maximum number of shares which may be granted except as provided in Sections 5 and 6 of the 2002 Plan; (b) to change the class of persons eligible to receive options; (c) to extend the maximum period during which options may be granted under the 2002 Plan; (d) to extend the expiration date of the 2002 Plan; or (e) to decrease to any extent the price at which options may be granted under the 2002 Plan, except as provided in Section 6 of the 2002 Plan.

REQUIRED VOTE

    The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the adoption of the 2002 Plan.

2002 PLAN BENEFITS

    Only eligible non-employee directors may receive stock options under the 2002 Plan. Each eligible non-employee director will receive a grant of an option to purchase 7,000 shares of Common Stock upon the occurrence of the non-employee director's election or re-election to the Board of Directors. The actual benefits, if any, to the holders of stock options issued under the 2002 Plan are not determinable prior to exercise as the value, if any, of such stock options to their holders is represented by the difference between the market price of a share of the Company's Common Stock on the date of exercise and the exercise price of a holder's stock option. The following table presents certain information with respect to benefits that would have been received under the 2002 Plan for the fiscal year ended December 31, 2001 if the 2002 Plan had been in effect.

                                                           OPTIONS GRANTED IN 2001   EXERCISE PRICE OF
NAME AND POSITION                                            (NUMBER OF SHARES)       GRANTED OPTIONS
-----------------                                          -----------------------   -----------------
Donald E. Nigbor, Chairman and Chief Executive Officer...             N/A                    N/A
Cary T. Fu, President and Chief Operating Officer........             N/A                    N/A
Steven A. Barton, Executive Vice President...............             N/A                    N/A
Gayla J. Delly, Vice President Finance, Chief Financial
  Officer and Treasurer..................................             N/A                    N/A
All current executive officers as a group (4 persons)....             N/A                    N/A
All non-employee directors as a group (3 persons)........          21,000                 $24.98
All employees, including all current officers who are not
  executive officers, as a group.........................             N/A                    N/A

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE BENCHMARK ELECTRONICS, INC. 2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

                                   PROPOSAL 3

                     AMENDMENT TO THE COMPANY'S AMENDED AND
                 RESTATED ARTICLES OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors is seeking shareholder approval to amend Article Four of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the number of authorized shares of Common Stock of the Company from 30 million to 130 million shares. This proposal has been unanimously approved by the Board of Directors, subject to approval by the shareholders of the Company. If the proposed amendment is authorized, the text of Section 4.1 of Article Four of the Articles of Incorporation would be amended to read as follows:

           "The aggregate number of shares which the Corporation shall have authority to issue is 135,000,000 shares, which shall consist of 130,000,000 shares of Common Stock, par value $0.10 per share, and 5,000,000 shares of Preferred Stock, par value $0.10 per share."

REASONS FOR THE PROPOSED AMENDMENT

    During 1999, the Company issued 1,000,000 shares of Common Stock in connection with the acquisition of AVEX, issued 3,525,000 shares of Common Stock in an offering of shares to the public and reserved 1,995,025 shares of Common Stock issuable upon the conversion of its 6% Convertible Subordinated Notes. During 2000, the Company issued 3,163,000 shares of Common Stock in an offering of shares to the public. As of April 2, 2002, there are 19,784,412 shares of Common Stock issued and outstanding and 3,391,991 shares reserved for issuance upon exercise of outstanding options, the employee stock option purchase plan, and the conversion of the 6% Convertible Subordinated Notes, leaving 6,823,597 shares unrestricted and available for issuance by the Company from time to time. In addition, the Company recently announced filing of a shelf registration statement whereby the Company may offer up to $250,000,000 of Common Stock, Preferred Stock or Debt Securities, of which a maximum of 4,312,500 shares of Common Stock are currently being offered by the Company. Other than as described above, the Company has no present plans, arrangements or understandings to issue any additional shares of Common Stock.

    The proposed increase in the authorized shares of Common Stock has been recommended by the Board to ensure that an adequate supply of authorized and unissued shares is available for general corporate needs, such as employee benefit plans, the conversion of other securities (such as Preferred Stock) that may be issued by the Company, future stock splits, stock dividends and other distributions to shareholders, raising additional capital, financing arrangements, and acquisitions by the Company if favorable opportunities become available.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

    If approved by the shareholders, the additional authorized shares of Common Stock would be available for issuance at the discretion of the Board of Directors without further shareholder approval (subject to applicable rules of the New York Stock Exchange), without the delay and expense incident to holding a special meeting of shareholders to consider any specific issuance. However, the rules of the New York Stock Exchange generally require shareholder approval in the following situations: (i) with respect to a stock option or purchase plan, or any other arrangement, pursuant to which officers or directors may acquire stock (subject to certain exceptions); (ii) prior to the issuance of Common Stock, or of securities convertible into or exercisable for Common Stock, to (a) a director, officer or substantial security holder of the Company (a "Related Party"), (b) a subsidiary, affiliate or other closely-related person of a Related Party, or (c) any company or entity in which a Related Party has a substantial direct or indirect interest; (iii) prior to the issuance of Common Stock, or of securities convertible into or exercisable for Common Stock (except for a public offering of Common Stock for cash) that would result in an increase in the number of shares or voting power of the outstanding shares by 20% or more; or (iv) prior to an issuance that will result in the change of control of the issuer.

    Current holders of Common Stock have no preemptive rights, which means that current shareholders do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership thereof. The effects of the authorization of additional shares of Common Stock may also include dilution of the voting power of currently outstanding shares and reduction of the portion of dividends and of liquidation proceeds payable to the holders of currently outstanding Common Stock.

    In addition, the Board could use the authorized but unissued shares of Common Stock to create impediments to a takeover or a change of control of the Company. Under certain circumstances, such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company might seek to frustrate a takeover attempt by making a private sale of a large block of shares to a third party who was opposed to such an attempt. The increase in authorized stock might also be considered as having the effect of discouraging an attempt by a third party to acquire control of the Company, through the acquisition of a substantial number of shares, since the issuance of any shares could be used to dilute the stock ownership of shares of the Company's voting stock held by such third party. Accordingly, an effect of the increase in the number of authorized shares of Common Stock may be to deter a future takeover attempt. The Board is not presently aware of any plans to acquire control of the Company and has not proposed the amendment to the Amended and Restated Articles of Incorporation as an anti-takeover measure.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 130 MILLION SHARES.

                                   PROPOSAL 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed KPMG LLP as the independent auditors of the Company for the year ending December 31, 2002. The shareholders will be asked to ratify the appointment of KPMG LLP at the Meeting. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present, in person or represented by proxy, at the Meeting. Representatives of KPMG LLP will be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

    The following table summarizes the compensation paid by the Company for the three fiscal years ended December 31, 2001 to its Chief Executive Officer and the other executive officers of the Company whose salary and bonus received from the Company for services rendered during the fiscal year ended December 31, 2001 exceeded $100,000.

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                      ANNUAL COMPENSATION                                AWARDS
                               ----------------------------------                      SECURITIES
NAME AND                                                             OTHER ANNUAL      UNDERLYING        ALL OTHER
PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)(1)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(2)
------------------             --------   ---------   -----------   ---------------   ------------   ------------------
Donald E. Nigbor ............    2001     $438,462      $    -0-(3)         -0-          50,000            $6,006
  Chairman and Chief             2000      400,000       120,000            -0-          20,000             6,025
   Executive Officer             1999      319,591           -0-(3)         -0-          50,000             5,508

Cary T. Fu ..................    2001      438,462           -0-(3)         -0-          50,000             6,006
  President and Chief            2000      400,000       120,000            -0-          20,000             6,025
   Operating Officer             1999      319,591           -0-(3)         -0-          50,000             5,508

Steven A. Barton ............    2001      101,539           -0-(3)         -0-           6,000             3,327
  Executive Vice                 2000       90,000        27,000            -0-           6,000             2,575
   President                     1999       90,000           -0-(3)         -0-           3,000             2,308

Gayla J. Delly ..............    2001      287,308           -0-(3)         -0-          10,000             6,006
  Vice President Finance,        1999      234,000        70,200            -0-          20,000             6,025
   Chief Financial Officer                 221,250           -0-(3)         -0-          25,000             5,508
   and Treasurer

------------------------

(1) The amounts shown in this column reflect cash bonuses paid to Messrs. Nigbor, Fu and Barton and Ms. Delly pursuant to the Company's incentive bonus plans discussed below under the caption "Executive Compensation and Other Matters--Board Compensation Committee Report on Executive Compensation--Cash Bonus."

(2) For fiscal year ended December 31, 2001, the "All Other Compensation" column includes (a) $5,250 paid by the Company pursuant to the Company's Qualified 401(k) Employee Savings Plan ("Savings Plan") to each of Messrs. Nigbor and Fu, and Ms. Delly, and $2,571 paid to Mr. Barton, and (b) payments by the Company of premiums of $312 for term life insurance and $444 for medical insurance on behalf of each of Messrs. Nigbor, Fu and Barton, and Ms. Delly. Under the Savings Plan, the Company is obligated to make matching contributions to the Savings Plan in an amount equal to 50% of each participant's elective contributions, to the extent that such elective contributions do not exceed 7.5% of such participant's compensation. The Company also may make discretionary contributions to the Savings Plan based on each participant's compensation compared to the total compensation of all participants. Messrs. Nigbor and Fu are each reimbursed for financial planning services, up to $5,000 annually, and biannual physical examinations. However, the value of such perquisites does not exceed the lesser of $50,000 or 10% of such officer's annual cash compensation and are therefore not included in the table.

(3) Because the Company's sales and net income did not exceed the levels targeted by the Company in its 2001 and 1999 business plans, the Compensation Committee elected not to pay or accrue any bonuses during 2001 and 1999.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table provides certain information concerning options to purchase Common Stock granted during the fiscal year ended December 31, 2001 to the four executive officers named in the Summary Compensation Table.

                                                                                          POTENTIAL REALIZED
                                                                                           VALUE AT ASSUMED
                                   NUMBER OF     PERCENT OF                             ANNUAL RATES OF STOCK
                                   SECURITIES   TOTAL OPTIONS     PER                     PRICE APPRECIATION
                                   UNDERLYING    GRANTED TO      SHARE                     FOR OPTION TERM
                                    OPTIONS       EMPLOYEES     EXERCISE   EXPIRATION   ----------------------
NAME                               GRANTED(1)      IN 2001       PRICE        DATE         5%           10%
----                               ----------   -------------   --------   ----------   --------      --------
Donald E. Nigbor.................    20,000         4.07%       $20.6875    01/02/11    $260,205      $659,411
                                     30,000         6.10%       $20.2700    07/24/11    $382,431      $969,155
Cary T. Fu.......................    20,000         4.07%       $20.6875    01/02/11    $260,205      $659,411
                                     30,000         6.10%       $20.2700    07/24/11    $382,431      $969,155
Steven A. Barton.................     6,000         1.22%       $20.2700    07/24/11    $ 76,486      $193,831
Gayla J. Delly...................    10,000         2.03%       $20.6875    01/02/11    $130,103      $329,705

------------------------

(1) All options were granted under the 2000 Plan at an exercise price equal to the fair market value of the Common Stock on the date of the grant. Each option granted and reported in this table vests over a four year period, with 20% of the shares becoming exercisable at the end of the second year following the date of grant, 30% becoming exercisable at the end of the third year following the date of grant and the entire option becoming exercisable at the end of the fourth year. The options expire 3 months after termination of employment, and are fully vested in the event of a change of control of the Company.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    The following table provides certain information concerning exercises of options to purchase Common Stock during the fiscal year ended December 31, 2001 by the four executive officers named in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 2001.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                                    SHARES                             END                   AT FISCAL YEAR-END
                                  ACQUIRED ON    VALUE     ---------------------------   ---------------------------
NAME                               EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              -----------   --------   -----------   -------------   -----------   -------------
Donald E. Nigbor................       -0-(1)        -0-     360,000        150,000      $1,804,050       $22,950
Cary T. Fu......................     9,300      $114,644     350,700        150,000       1,681,197        22,950
Steven A. Barton................     1,200      $ 15,408      42,400         19,400         338,348           -0-
Gayla J. Delly..................       -0-(1)        -0-      71,000         75,000         270,235        22,950

------------------------

(1) These executive officers did not exercise any stock options during 2001.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

    The Company pays its non-employee directors an annual fee of $5,000 and a fee of $500 for each meeting of the Board of Directors or any committee thereof attended in person. On February 26, 2002, the Board of Directors increased the annual fee paid to non-employee directors to $20,000 and increased the fee for each meeting to $1,000. The Company also reimburses its non-employee directors for their reasonable travel expenses in attending such meetings.

    In December 1994, the Board of Directors of the Company adopted the Benchmark Electronics, Inc. 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan") for the benefit of members of the Board of Directors of the Company or its Affiliates who are not employees of the Company or its Affiliates (as defined in the 1994 Plan). After giving effect to the Company's stock split during 1997, the aggregate number of shares of Common Stock for which options may be granted under the 1994 Plan was 200,000. The purpose of the 1994 Plan is to encourage ownership of the Company's Common Stock by eligible non-employee directors of the Company, to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company and to further strengthen the identification of directors with the shareholders of the Company. The 1994 Plan terminates 10 years from the date of its adoption and no further options may be granted pursuant to the 1994 Plan after its termination.

    Under the terms of the 1994 Plan, each member of the Board of Directors of the Company or its Affiliates who was not an employee of the Company or any of its Affiliates on the date of the grant (a "Non-Employee Director") will receive a grant of an option to purchase 6,000 shares of the Company's Common Stock upon the date of his election or re-election to the Board of Directors. Additionally, any Non-Employee Director who was a director on the date the Board of Directors adopted the 1994 Plan received, after giving effect to the Company's stock split during 1997, (a) an option to purchase 6,000 shares of Common Stock for the fiscal year in which the 1994 Plan was adopted by the Board of Directors and (b) an option to purchase shares of Common Stock in amount equal to (i) 6,000, multiplied by (ii) the number of consecutive fiscal years, immediately preceding the fiscal year during which the 1994 Plan was adopted, that the individual served as a director of the Company, provided that the number under clause (ii) shall not exceed three (3).

    Upon their election as directors in May 2001, each of Messrs. Arnold, Custer and Dorflinger received a grant under the 1994 Plan of an option to purchase 6,000 shares of Common Stock with an exercise price of $24.98, which was the market price of the Common Stock on the date of the grant.

    There are only 10,600 shares currently available for grant under the 1994 Plan. On April 4, 2002, the Board of Directors adopted, subject to shareholder approval, the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors, which if approved, will make available 300,000 shares for granting to non-employee directors. For more information regarding this plan, see "Approval of the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors."

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is administered by the Compensation Committee, a committee of the Board of Directors composed of non-employee directors listed below this report. The Compensation Committee is responsible for recommending to the full Board of Directors the compensation of the Chief Executive Officer of the Company, determining the compensation of the other executive officers of the Company, and administering the Company's employee benefit plans. None of the members of the Compensation Committee have any interlocking or other relationships with the Company that would call into question their independence as Compensation Committee members.

    COMPENSATION POLICIES AND PROGRAMS. The Compensation Committee believes that the goals of the executive compensation program should be to align executive compensation with the Company's long-term business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee believes that the best way to achieve these goals is by aligning the financial interests of the Company's executive officers closely to the interests of the Company's shareholders through a combination of annual cash incentives and stock-based incentive compensation, while providing the executive officers with base salary compensation at levels that are competitive with, but which do not exceed, prevailing standards. The compensation of the Company's executive officers is reviewed and approved annually by the Compensation Committee. The Company's executive compensation program is based on three elements, each of which is determined in part by corporate performance:

    - Base salary compensation

    - Annual incentive compensation

    - Stock-based incentive compensation

    Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including the relationship between the Company's net income and sales. The Compensation Committee believes that total executive compensation opportunities are competitive and at the median with those offered by employers in the peer group of companies with which the Company compares its performance in the Performance Graph following this report, but with less emphasis on base salary compensation than such other employers.

    CASH BASE SALARY. As of August 1, 2001, the Company has identical employment agreements with its Chief Executive Officer, its President and its Executive Vice President. The agreements provide for annual base salaries, subject to adjustment for subsequent twelve-month periods as determined by the Compensation Committee, based on its review of base salaries provided to executive officers of other employers in the Company's industry and certain corporate performance factors such as the Company's net income and sales and historical salary progression. The initial term of three years ("Initial Term") for the employment agreements with Messrs. Nigbor, Fu and Barton expire on August 1, 2004 unless terminated sooner pursuant to the terms of the agreements. However, after the Initial Term, the agreements automatically renew thereafter for successive one-year terms (each such renewal term, a Renewal Term), unless either party gives to the other written notice of termination no fewer than ninety days prior to the expiration of any such Renewal term. Messrs. Nigbor's and Fu's current annual base salary through August 1, 2002 under their respective employment agreements is $500,000. Mr. Barton's current annual base salary is $120,000 through August 1, 2002. The employment agreements also provide for payment of severance. If employment is terminated by the Company without cause (as that term is defined in the employment agreements) or by the employee with good reason (as that term is defined in the employment agreements) on or prior to August 1, 2004, the employment agreements provide for severance to be paid over a severance period that is the longer of (i) two full years from the termination date or (ii) the remaining period of the Initial Term. For each full year of the severance period, the severance payment equals the annual base salary at the time of termination. For each partial year, the severance payment will be a pro-rated amount of the annual base salary. If employment is terminated by the Company without cause after August 1, 2004 and prior to the end of the then current Renewal Term, severance will be paid for a period of one year beginning on the date of termination.

    Effective as of January 24, 2002, the Company entered into a severance agreement with Ms. Delly that expires on December 31, 2002. The agreement automatically renews thereafter for successive one-year terms unless terminated by the Company at least 30 days prior to the expiration date. The severance agreement provides that the Company will pay severance to Ms. Delly in the event that her employment is terminated (a) at any time within two years following a change of control (as such term is defined in the severance agreement) by the Company or its subsidiaries for reasons other than for

"cause" (as such term is defined in the severance agreement) or other than as a consequence of Ms. Delly's death, permanent disability or retirement at or after the normal retirement date; or (b) at any time within two years following a change of control (as such term is defined in the severance agreement) by Ms. Delly following the (i) the reduction of Ms. Delly's annual salary (including any deferred portions thereof), annual or long-term cash or stock bonus opportunities, or level of benefits or supplemental compensation; or
(ii) the transfer of Ms. Delly to a location requiring a change in her residence or a material increase in the amount of travel normally required of Ms. Delly in connection with her employment. The amount of severance to be paid will be equal to two times the sum of Ms. Delly's annual base pay and recent cash bonus (as such terms are defined in the severance agreement).

    CASH BONUS. The Company has incentive bonus plans for the benefit of its employees, including executive officers. These incentive bonus plans replaced the Company's Incentive Bonus Plan, which was adopted in 1992. The total amount of cash bonus awards to be made under these incentive bonus plans for any period depends primarily on the Company's earnings before income tax for that period.

    For any plan period, the earnings before income tax must meet or exceed, or in combination with other factors satisfy, levels targeted by the Company in its business plan, as established at the beginning of each fiscal year, for any bonus awards to be made. The Compensation Committee has the authority to determine the total amount of bonus awards, if any, to be made to the Company's corporate employees for any plan year based on its evaluation of the Company's financial condition and results of operations, the Company's business and prospects, and such other criteria as it may determine to be relevant or appropriate. The Compensation Committee has the authority to determine the specific amounts of bonus awards to be made to the Company's executive officers and other key employees based on its evaluation of each such employee's position, performance, service and such other criteria as it may determine to be relevant or appropriate.

    In 2001, the Company's sales and net income did not meet the levels targeted by the Company in its 2001 business plan. The Compensation Committee elected not to award bonuses to Messrs. Nigbor, Fu and Barton and Ms. Delly for 2001.

    STOCK PURCHASE PLAN. In April, 1999, the Company adopted the Benchmark Electronics, Inc. Employee Stock Purchase Plan (the "Purchase Plan"). Under the Purchase Plan, employees meeting specific employment qualifications are eligible to participate and can purchase shares semi-annually through payroll deductions at the lower of 85% of the fair market value of the stock at the commencement or end of the offering period. The Purchase Plan permits eligible employees to purchase common stock through payroll deductions for up to the lesser of 17% of qualified compensation or $25,000. The executive officers, including the Chief Executive Officer, are eligible to participate in the Purchase Plan on the same basis as all other employees.

    STOCK AWARDS PLAN. The Compensation Committee believes that stock options and other methods of equity-based incentive compensation are of increasing importance in attracting and retaining employees and executives and are critical in motivating the long-term creation of shareholder value because methods of equity-based incentive compensation focus executive attention on stock price as the primary measure of performance. In 2000, the Company adopted and its shareholders approved the Benchmark Electronics, Inc. 2000 Stock Awards Plan (the "2000 Plan") for the benefit of its officers and employees, its affiliates, and consultants to the Company and its affiliates (the "Eligible Participants"). The 2000 Plan replaced the 1990 Stock Option Plan that expired in May 2000. The 2000 Plan is administered by the Compensation Committee. The purpose of the 2000 Plan is to encourage ownership of Common Stock by the Eligible Participants to provide increased incentive for such Eligible Participants to render services and to exert maximum effort for the business success of the Company and to strengthen identification of such Eligible Participants with the shareholders for the purpose of maximizing shareholder value. The 2000 Plan utilizes vesting periods to encourage its executive officers and eligible employees to continue in the employ of the Company. The Compensation Committee subjectively determines the number of shares to be covered by options granted to its employees and executive officers, including the Chief Executive Officer. Stock option grants to the Company's Chief Executive Officer and other executive officers are not made automatically each year and are not considered to be a part of normal annual compensation. The amount and terms of options already held by an executive officer generally are not significant factors in the Compensation Committee's determination of whether and how many options should be granted to the executive officer.

    Stock option grants provide an incentive that focuses the executives' attention on managing the Company from the perspective of an owner with an equity stake in the business. Accordingly, these stock options are tied to the future performance of the Company's Common Stock and provide value to the recipient only when the price of the Company's Common Stock increases above the option grant price.

                               SUBMITTED BY THE COMPENSATION COMMITTEE OF
                               THE COMPANY'S BOARD OF DIRECTORS.

                               David H. Arnold      John C. Custer      Peter G.
                                                                      Dorflinger

PERFORMANCE GRAPH

    The following Performance Graph compares the Company's cumulative total shareholder return on its Common Stock for the five-year period commencing December 31, 1996 and ending December 31, 2001, with the cumulative total return of the Standard & Poor's Stock Index (which does not include the Company), and Peer Group, which is composed of Celestica Inc., EFTC Corp, Flextronics International, Ltd., Jabil Circuit, Inc., Plexus Corp, Sanmina-SCI Corp, and Solectron Corporation. The Peer Group is the same as in the April 16, 2001 Proxy Statement except that the DII Group Inc. is now part of Flextronics International, Ltd. Dividend reinvestment has been assumed.

               COMPARISON OF CUMULATIVE TOTAL SHAREHOLDER RETURN
              BENCHMARK ELECTRONICS, S&P 500, AND PEER GROUP INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                             DEC-96  DEC-97  DEC-98  DEC-99  DEC-00  DEC-01
Benchmark Electronics, Inc.  100.00  148.10  243.20  152.30  149.80  125.90
Peer Group                   100.00  131.00  166.00  198.40  178.20  155.00
S&P 500                      100.00  147.70  293.10  610.70  589.00  340.70

NOTES: Assumes $100 invested on December 31, 1996 in Benchmark Electronics, Inc.
       Common Stock, in the S&P 500, and in the Peer Group Index. Reflects month-end dividend reinvestment, and annual reweighting of the Peer Group Index portfolios.

                              CERTAIN TRANSACTIONS

    The Company leases from David H. Arnold, a director of the Company, his spouse and certain other persons the real estate and buildings in Winona, Minnesota where operations are conducted. The leases were entered into in 1996 in connection with the Company's acquisition of EMD. The lease covering the EMD Central building is for a term of 10 years commencing September 1, 1996 at a net rent of $17,150 per month. The lease covering the EMD East building and the adjacent parking lot is for a term of 10 years commencing July 30, 1996 at a net rent of $50,932 per month. Both of such leases may be renewed at the option of the Company at fair market rental rates. The Company negotiated the terms of the leases, including purchase options, on an arms-length basis, and obtained appraisals of the real estate and rental values to help establish such terms. The Company believes the terms of such leases are no less favorable to the Company than could have been obtained from unaffiliated third parties.

                           COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership, as defined in Rule 13d-3 under the Exchange Act, of Common Stock as of April 2, 2002, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each director and nominee for director of the Company, each executive officer of the Company and all directors and executive officers of the Company as a group.

                                                                                   PERCENTAGE OF
                                                                  SHARES OF         OUTSTANDING
                                                                 COMMON STOCK        SHARES OF
                                                              BENEFICIALLY OWNED      COMMON
BENEFICIAL OWNERS                                                  OWNED(1)            STOCK
-----------------                                             ------------------   -------------
Donald E. Nigbor ...........................................         527,782(2)         2.7%
 3000 Technology Drive
 Angleton, Texas 77515

Cary T. Fu .................................................         546,010(3)         2.8%
 3000 Technology Drive
 Angleton, Texas 77515

Steven A. Barton ...........................................          46,370(4)            (5)
 3000 Technology Drive
 Angleton, Texas 77515

Gayla J. Delly .............................................          85,601(6)            (5)
 3000 Technology Drive
 Angleton, Texas 77515

David H. Arnold ............................................         379,059(7)         1.9%
 1853 Edgewood Road
 Winona, Minnesota 55987

John C. Custer .............................................          57,450(8)            (5)
 2355 Harrodsburg Road
 Lexington, Kentucky 40504

Peter G. Dorflinger ........................................          69,000(9)            (5)
 9501 Stonebridge
 Austin, Texas 78758

Directors and executive officers as a group (7 persons).....       1,711,272(10)        8.6%

                                             (TABLE CONTINUED ON FOLLOWING PAGE)

                                                                                   PERCENTAGE OF
                                                                  SHARES OF         OUTSTANDING
                                                                 COMMON STOCK        SHARES OF
                                                              BENEFICIALLY OWNED      COMMON
BENEFICIAL OWNERS                                                  OWNED(1)            STOCK
-----------------                                             ------------------   -------------
FMR Corp ...................................................       1,580,384(11)        8.0%
 82 Devonshire Street
 Boston, MA 02109

D.F. Dent & Company, Inc ...................................       1,147,442(11)(12)      5.8%
 2 East Read Street, 6th Floor
 Baltimore, Maryland 21202

FleetBoston Financial Corporation ..........................       1,124,453(11)        5.7%
 100 Federal Street
 Boston, MA 02110

Pioneer Global Asset Management S.p.A ......................       1,068,855(11)        5.4%
 Galleria San Carlo 6
 20122 Milan, Italy

------------------------------

(1) Unless otherwise noted, each person identified possesses sole voting and dispositive power with respect to the shares of Common Stock listed, subject to community property laws.

(2) Includes (i) 1,950 shares of Common Stock held by Mr. Nigbor's children as to which shares of Common Stock Mr. Nigbor expressly disclaims beneficial ownership, and (ii) 344,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(3) Includes (i) 3,465 shares of Common Stock held by Mr. Fu's daughter as custodian for his children under the Uniform Gifts to Minors Act, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, (ii) 2,970 shares of Common Stock held by Mr. Fu's daughters, as to which shares of Common Stock Mr. Fu expressly disclaims beneficial ownership, and (ii) 344,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(4) Includes 23,600 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(5) Less than 1%.

(6) Includes 82,500 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of April 2, 2002.

(7) Includes 11,288 shares of Common Stock held of record by Mr. Arnold's wife, 2,726 shares held for Mr. Arnold's benefit in the Company's 401(k) Employee Savings Plan and 30,000 shares that may be acquired upon the exercise of options that are currently exercisable.

(8) Includes 2,400 shares owned by Mr. Custer's wife and 39,850 shares that may be acquired upon the exercise of options that are currently exercisable.

(9) Includes 50,000 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(10) Includes 944,650 shares of Common Stock that may be acquired upon the exercise of options that are currently exercisable.

(11) Based solely on information filed with the Securities and Exchange Commission.

(12) D. F. Dent & Company, Inc. is an Investment Adviser registered under
    Section 203 of the Investment Advisers Act of 1940.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and certain written representations provided to the Company by such persons, for the fiscal year beginning January 1, 2001 and ending December 31, 2001 all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten-percent beneficial owners were satisfied in a timely manner.

                               EXECUTIVE OFFICERS

    The executive officers of the Company are Donald E. Nigbor, Cary T. Fu , Steven A. Barton and Gayla J. Delly. See "Election of Directors--Nominees for Election" for certain information with respect to the age, positions and length of service with the Company, and business experience of Messrs. Nigbor, Fu and Barton.

    Ms. Delly is 42 years old and has been Chief Financial Officer of the Company since May 2001. She has served as Vice President Finance of the Company from November 2000 and as Treasurer and Controller of the Company from January 1996 to January 2002. From 1984 to 1995, Ms. Delly was employed by KPMG LLP and was a Senior Audit Manager when she left the Firm. Ms. Delly holds a B.S. degree in accounting from Samford University and is a certified public accountant.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. Solicitations of proxies are being made by the Company through the mail and may also be made in person or by telephone. Directors and employees of the Company may be utilized in connection with such solicitations. The Company also will request brokers and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by such persons and will reimburse them for their reasonable forwarding expenses.

                  DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

    In order for proposals submitted to by the shareholders of the Company pursuant to Rule 14a-8 of the General Rules and Regulations under the Exchange Act to be included in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of the Shareholders, such proposals must be received at the Company's principal executive offices no later than December 15, 2002. A shareholder choosing not to use the procedures established in Rule 14a-8 must deliver the proposal at the Company's principal executive offices no later than March 1, 2003.

                                   FORM 10-K

    A copy of our 2001 Annual Report to Shareholders, which includes our financial statements for fiscal year 2001, is enclosed with this Proxy Statement. The Company's Annual Report on Form 10-K, including all exhibits, has been filed with the Securities and Exchange Commission. Upon payment of the Company's reasonable expenses, the Company will furnish a copy of any exhibit to the Form 10-K to any shareholder who makes a written request therefore to the Corporate Secretary, Benchmark Electronics, Inc., 3000 Technology Drive, Angleton, Texas 77515.

                                 OTHER MATTERS

    The Board of Directors does not intend to bring any other matter before the Meeting and has not been informed that any other matter is to be presented by others. If any other matter properly comes before the Meeting, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

    You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                                          By order of the Board of Directors,

                                          [/S/ LENORA A. GURTON]

                                          Lenora A. Gurton
                                          Secretary

                          BENCHMARK ELECTRONICS, INC.
                                PROXY STATEMENT

                                   APPENDIX A

                          BENCHMARK ELECTRONICS, INC.
                             2002 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

    SECTION 1. Purpose. The purpose of this Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors ("Plan") is to encourage ownership of common stock, $.10 par value ("Common Stock"), of Benchmark Electronics, Inc., a Texas corporation (the "Company"), by non-employee directors of the Company and its Affiliates (as defined below) and to provide increased incentive for such directors to render services and to exert maximum effort for the business success of the Company. In addition, the Company expects that this Plan will further strengthen the identification of directors with the shareholders. Options to be granted under this Plan will be nonqualified options which are not intended to qualify as Incentive Stock Options pursuant to Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), as provided in the agreements evidencing the options as provided in Section 6 hereof. As used in this Plan, the term "Affiliates" means any "parent corporation" of the Company and any "subsidiary corporation" of the Company within the meaning of Sections 424(e) and (f), respectively, of the Code.

    SECTION 2. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company ("Board"). Subject to the terms of the Plan, the Board shall have the power to interpret the provisions and supervise the administration of the Plan. All decisions made by the Board pursuant to the provisions of the Plan shall be made by a majority of its members at a duly held regular or special meeting or by written consent in lieu of any such meeting. A majority of the directors in office shall constitute a quorum and all decisions made by the Board pursuant to the provisions of the Plan shall be made by a majority of the directors present at any duly held regular or special meeting at which a quorum is present (unless the concurrence of a greater proportion is required by law or by the certificate of incorporation or bylaws of the Company) or by the written consent of a majority of the directors in lieu of any such meeting. All expenses and liabilities incurred by the Board in the administration of this Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants or other persons to assist the Board in the carrying out of its duties hereunder.

    SECTION 3. Stock Reserved. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock that may be optioned under this Plan is 300,000. The shares subject to this Plan shall consist of authorized but unissued shares of Common Stock and such number of shares shall be and is hereby reserved for sale for such purpose. Any of such shares which may remain unsold and which are not subject to outstanding options at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the options granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. To the extent that an option under this Plan expires, lapses, or is cancelled, including but not limited to a relinquishment or cashing-out of an outstanding option for cash, any shares of Common Stock subject to such option may again be made subject to an option under this Plan.

    SECTION 4. Eligibility. The persons eligible to participate in this Plan as a recipient of options ("Optionee") shall include only non-employee directors of the Company or its Affiliates at the time the option is granted.

    SECTION 5. Grant of Options. Commencing with the Annual Meeting of the Shareholders approving this Plan, each non-employee director of the Company shall receive a grant of an option to purchase 7,000 shares of Common Stock upon the occurrence of the non-employee director's election or re-election to the Board. The term "Date of Grant" means commencing with the Annual Meeting of the Shareholders approving this Plan, the date of each Annual Meeting of the Shareholders. The annual options granted in accordance with this Section shall be subject to adjustment as provided in Section 6(j).

    SECTION 6. Terms and Conditions. Each option granted under this Plan shall be evidenced by an agreement, in a form approved by the Board, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Board may deem appropriate.

    (a) Option Period. The Board shall promptly notify the Optionee of the option grant and a written agreement shall promptly be executed and delivered by and on behalf of the Company and the Optionee. Each option agreement shall specify the period for which the option thereunder is granted (which in no event shall exceed ten years from the Date of Grant) and shall provide that the option shall expire at the end of such period. If the original term of an option is less than ten years from the Date of Grant, the option may be amended prior to its expiration, with the approval of the Board and the Optionee, to extend the term so that the term as amended is not more than ten years from the Date of Grant.

    (b) Exercise Price. The exercise price of each share of Common Stock subject to each option granted pursuant to this Plan shall be the fair market value of a share of Common Stock on the Date of Grant.

    For all purposes under this Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the closing sales price of the Common Stock on the New York Stock Exchange on that date, or if no prices are reported on that date, on the last preceding date on which such prices of the Common Stock are so reported. If the Common Stock is not traded on the New York Stock Exchange at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the closing bid and ask prices of the Common Stock on the most recent date the Common Stock was publicly traded. In the event the Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Board in such manner as it deems appropriate.

    (c) Exercise Period. The option agreement shall provide that all options shall be fully vested and may be exercised immediately, in whole or in increments.

    (d) Procedure for Exercise. Options shall be exercised by the delivery by the Optionee of written notice to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the option is being exercised. The notice shall be accompanied by, at the election of the Optionee,
(i) cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company, (ii) certificates representing shares of Common Stock theretofore owned by the Optionee duly endorsed for transfer to the Company, (iii) an election by the Optionee to have the Company withhold the number of shares of Common Stock the fair market value of which is equal to the aggregate exercise price of the shares of Common Stock issuable upon exercise of the option, or (iv) any combination of the preceding, equal in value to the full amount of the exercise price. Moreover, an option agreement may provide for a "CASHLESS EXERCISE" of the option by establishing procedures whereby the Optionee, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the brokerage firm or other financial institution to the Optionee of the option price, (ii) the delivery of the shares of Common Stock from the Company directly to a brokerage firm or other financial institution and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm or other financial institution directly to the Company. Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company via wire transfer on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock in accordance with this Plan shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of share for which options are being exercised, are both received by the Company and the Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

    As promptly as practicable after receipt of such written notice and payment, the Company shall deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name or such other name as Optionee directs; provided, however, that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Optionee at the address specified pursuant to this
Section 6(d).

    (e) Termination of Service from the Board. If an Optionee ceases to serve on the Board for any reason other than death or disability, the rights under such option shall terminate upon the expiration date of the option or two years after such date of cessation of service on the Board, whichever first occurs.

    (f) Disability or Death. In the event the Optionee dies or is determined under this Plan to be disabled while the Optionee serves on the Board, the options previously granted to the Optionee may be exercised at any time and from time to time, within a two year period after such death or determination of disability, by the Optionee, the Optionee's authorized legal representative, the guardian of the Optionee's estate, the executor or administrator of the Optionee's estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or the laws of descent and distribution, but in no event may the option be exercised after its expiration under the terms of the option agreement. An Optionee shall be deemed to be disabled if, in the opinion of a physician selected by the Board, the Optionee is incapable of performing services for the Company of the kind the Optionee was performing at the time the disability occurred by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long, continued and indefinite duration. The date of determination of disability for purposes hereof shall be the date of such determination by such physician.

    (g) Transferability. An option granted pursuant to this Plan shall not be assignable or otherwise transferable by the Optionee otherwise than by Optionee's will or by the laws of descent and distribution. During the lifetime of an Optionee, an option shall be exercisable only by such Optionee or the Optionee's legal representative. Any heir or legatee of the Optionee shall take rights granted herein and in the option agreement subject to the terms and conditions hereof and thereof. No such transfer of any option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

    (h) No Rights as Shareholder. No Optionee shall have any rights as a shareholder with respect to shares covered by an option until the option is exercised by written notice and accompanied by payment as provided in Section 6(d) above.

    (i) Extraordinary Corporate Transactions. The existence of outstanding options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Common Stock or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all or substantially all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an option theretofore granted the Optionee shall be entitled to purchase under such option, in lieu of the number of shares of Common Stock as to which option shall then be exercisable, the number and class of shares of stock and securities to which the Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock as to which such option is then exercisable.

    (j) Changes in Capital Structure. If the outstanding shares of Common Stock or other securities of the Company, or both, for which the option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares or recapitalization, the number and kind of shares of Common Stock or other securities which are subject to this Plan or subject to any options theretofore granted, and the exercise prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

    (k) Company Action. Except as hereinbefore expressly provided, (i) the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (ii) the payment of a dividend in property other than Common Stock, or (iii) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to options theretofore granted or the purchase price per share, unless the Board shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to Optionee.

    SECTION 7. Cashing Out Options. On receipt of written notice of exercise, the Board may elect to cash out all or part of the portion of the shares of Common Stock for which an option is being exercised by paying the Optionee an amount, in cash or shares of Common Stock, equal to the excess of the fair market value of the shares of Common Stock over the option price times the number of shares of Common Stock for which the option is being exercised on the effective date of such cash-out.

    SECTION 8. Amendments or Termination. Except as set forth herein, the Board in its discretion may terminate the Plan at any time with respect to any shares for which options have not theretofore been granted. Except as set forth herein, the Board shall have the right to alter or amend the Plan or any part thereof from time to time. Neither a termination of the Plan, nor an amendment to the Plan, nor a change in any options theretofore granted may be made which would impair the rights of an Optionee holding such option without the consent of the Optionee. The Board may not, without approval of the shareholders, amend the
Plan:

    (a) except as provided in Sections 5 and 6, to increase the maximum number of shares (i) which may be issued under the Plan as set forth in Section 3 or
(ii) which may be subject to an option as set forth in Section 5;

    (b) to change the class of persons eligible to receive options;

    (c) to extend the maximum period during which options may be granted under the Plan;

    (d) to extend the expiration date of the Plan; or (e) to decrease to any extent the price at which options may be granted under the Plan, except as provided in Section 6.

    SECTION 9. Compliance with Other Laws and Regulations. This Plan, the grant and exercise of options thereunder, and the obligation of the Company to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of such shares under any federal or state law or issuance of any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Any adjustments provided for in Section 6 of this Plan shall be subject to any shareholder action required by corporate law of the State of incorporation.

    SECTION 10. Purchase for Investment. Unless the options and shares of Common Stock covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person exercising an option under this Plan may be required by the Company to give a representation in writing that such person is acquiring such shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

    SECTION 11. Taxes.

    (a) The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with any options granted under this Plan.

    (b) Any Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of an option by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value, determined in accordance with Section 6(b), equal to the amount required to be withheld or paid. An Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. All such elections are irrevocable and subject to disapproval by the Board.

    SECTION 12. Liability of Company for Non-Issuance of Shares and Tax Consequences. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to an Optionee or other persons as to:

    (a) The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

    (b) Any tax consequence expected, but not realized, by any Optionee or other person due to the exercise of any option granted hereunder.

    SECTION 13. Effectiveness and Expiration of Plan. The Plan shall be effective on the date of its approval by the shareholders of the Company. The Plan shall expire ten years after such approval and thereafter no option shall be granted pursuant to the Plan; provided, however, that the Plan provisions shall remain in effect with respect to all options granted under the Plan until such options are satisfied or expire.

    SECTION 14. Non-Exclusivity of this Plan. Neither the adoption by the Board nor the submission for approval of this Plan to the shareholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

    SECTION 15. Governing Law. This Plan and any agreements hereunder shall be interpreted and construed in accordance with the laws of the State of Texas and applicable federal law.

    IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing by directors of the Company, Benchmark Electronics, Inc. has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of this 4th day of April, 2002.

                                                       BENCHMARK ELECTRONICS, INC.

                                                       By:             /s/ DONALD E. NIGBOR
                                                              --------------------------------------
                                                       Name:             Donald E. Nigbor
                                                              --------------------------------------
                                                       Title:         Chief Executive Officer
                                                              --------------------------------------

PROXY                      BENCHMARK ELECTRONICS, INC.                     PROXY

    2002 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, MAY 14, 2002
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The 2002 Annual Meeting of Shareholders of Benchmark Electronics, Inc. ("Company") will be held at the Hyatt Regency Houston, 1200 Louisiana Street, Houston, Texas on Tuesday, May 14, 2002, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice and Proxy Statement dated April 15, 2002, accompanying this proxy.

    The undersigned hereby appoints Donald E. Nigbor, Steven A. Barton, and
Cary T. Fu, and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $0.10 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2002 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before such meeting or any adjournment thereof.

    This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED HEREIN TO SERVE ON THE BOARD OF DIRECTORS UNTIL THE 2003 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED, FOR APPROVAL OF THE BENCHMARK ELECTRONICS, INC. 2002 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS, FOR THE PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

    PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE
                               ENCLOSED ENVELOPE.
           NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

           IMPORTANT -- This Proxy must be signed and dated on the reverse side.

1. to elect six directors to serve on the Board of Directors until the 2003 annual meeting of shareholders and until their successors are duly elected and qualified;
INSTRUCTIONS: To withhold authority to vote for any of the nominees listed below, draw a line through such nominee's name.
Nominees:  Donald E. Nigbor, Cary T. Fu, Steven A. Barton, David H. Arnold, John
C. Custer, and Peter G. Dorflinger.
   / /  For All  / /  Withheld Authority  / /  For All Except Nominee(s) written below  __________________________________
2. to approve the Benchmark Electronics, Inc. 2002 Stock Option Plan for Non-Employee Directors;
            / /  FOR            / /  AGAINST            / /  ABSTAIN
3. to approve a proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 30 million shares to 130 million shares;
            / /  FOR            / /  AGAINST            / /  ABSTAIN
4. to ratify the appointment of KPMG LLP as the independent auditors of the Company for the year ending December 31, 2002
            / /  FOR            / /  AGAINST            / /  ABSTAIN

                                             Please sign your name exactly as it
                                             appears below. If shares are held
                                             jointly, all joint owners should
                                             sign. If shares are held by a
                                             corporation, please sign the full
                                             corporate name by the president or
                                             any other authorized corporate
                                             officer. If shares are held by a
                                             partnership, please sign the full
                                             partnership name by an authorized
                                             person. If you are signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please set
                                             forth your full title as such.

                                             Dated _______________________, 2002

                                             ___________________________________

                                             ___________________________________
                                                  Signature of Shareholder